Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on (i) Forms S-3 (Nos. 333-25995, 333-62155, 333-33726, 333-54616, 333-60912-01, 333-55866-01, 333-91316-01, 333-102961, and 333-102962-01) and (ii) Form S-8 (No. 333-56343) of Kinder Morgan Energy Partners, L.P. of our report dated March 3, 2004 relating to the balance sheet of Kinder Morgan G.P., Inc., which appears in the Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. dated March 16, 2004.

PricewaterhouseCoopers LLP

Houston, Texas
March 16, 2004